As filed with the Securities and Exchange Commission on  December 7, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida                      84-1047159

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida  33442
(Address, Including Zip Code, of Principal Executive Offices)

Capstone Companies, Inc.
2005 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Gerry McClinton, Chief Operating Officer
CHDT Corporation
350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida  33442
(954) 252-3440
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:
Paul W. Richter, Esq.
PW Richter, Plc
3901 Dominion Townes Circle
Richmond, Virginia 23223
(804) 644-2182

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of Òlarge accelerated filer,Ó Òaccelerated filerÓ and Òsmaller reporting companyÓ in Rule 12b-2 of the Exchange Act.

[_] Large Accelerated Filer	[__] Accelerated Filer
[__] Non-Accelerated Filer	[X] Smaller Reporting Company

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.0001 par value per share	10,000,000 (1) shares	$0.01	$100,000	$13.64

(1)
This Registration Statement covers, in addition to the number of shares of Capstone Companies, Inc., a Florida corporation (the “Company” or the “Registrant”), common stock, $0.0001 par value (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Capstone Companies, Inc. 2005 Equity Incentive Plan (“Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low prices of a share on November 28,  2012.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an aggregate of 10,000,000 shares of Common Stock of the Registrant for offer and sale under the Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on January 23, 2008 (File No. 333-148812) relating to the Plan is hereby incorporated by reference in this Registration Statement. This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement, as permitted by Rule 424 under the Securities Act of 1933 and the Note to Part I of Form S-8, because such information will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)   The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, filed with the Commission on March 13, 2012 (Commission File No.000-28831);

(b)   The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended March 31, 2012, filed with the Commission on May 15, 2012 (Commission File No. 000-28831);

(c)   The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended June 30, 2012, filed with the Commission on August 14, 2012 (Commission File No. 000-28831);

(d)   The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended September 30, 2012, filed with the Commission on November 14, 2012 (Commission File No. 000-28831);

(e)   The Company’s Current Reports on Form 8-K, filed with the Commission on November 21, 2012; November 18, 2012; August 21, 2012 Amendment; August 17, 2012; July 9, 2012; July 12, 2012; June 6, 2012; May 21, 2012; May 25, 2012 Amendment; April 6, 2012; and March 15, 2012 (each Commission File No. 000-22831); and

(f)   The description of the Company’s Common Stock contained in its Information Statement under Regulation 14C, filed with the Commission on  June 21, 2012 (Commission File No. 000-28831), and any other amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished under Item 2.02 or 7.01 and any exhibits relating to Item 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

Common Stock

The Common Stock of the Registrant is registered under Section 12 of the Securities Exchange Act of 1934, and accordingly, no description is provided hereunder, but rather such description is incorporated herein under Item 3 above.

Item 8. Exhibits

See the attached Exhibit Index at page 5 below, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-8 (Commission File Number 333-____________) and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on November 30, 2012.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stewart Wallach and Gerry McClinton,  and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEWART WALLACH
Stewart Wallach	Chief Executive Officer and
	Director (Principal Executive Officer)	December 7, 2012

/s/ GERRY MCCLINTON	Chief Financial Officer
Gerry McClinton	(Principal Financial and Accounting Officer)	December 7, 2012

/s/ JEFFREY GUZY	Director	December 7, 2012
Jeffrey Guzy

/s/ LAURIE HOLTZ	Director	December 7, 2012
Laurie Holtz

/s/JEFFREY POSTAL	Director	December 7, 2012
Jeffrey Postal

/s/ LARRY SLOVEN	Director	December 7, 2012
Larry Sloven

EXHIBIT INDEX

Exhibit

Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Capstone Companies, Inc., dated July 9, 2009 **
3.1.1	Amendment to Amended and Restated Articles of Incorporation, dated June 6, 2012^
4.1	Capstone Companies, Inc. 2005 Equity (Incentive) Plan *
5	Opinion of PW RICHTER PLC (opinion re legality). ^
23.1	Consent of Robison Hill & Co. (consent of independent registered public accounting firm). ^
23.2	Consent of Counsel (included in Exhibit 5). ^
24	Power of Attorney (included in this Registration Statement under “Signatures”). ^

**           Filed as Exhibit 3.1 to the Form 8-K of Capstone Companies, Inc., as filed with Commission on July 15, 2009 and incorporated herein by reference
*           Previously filed as Exhibit 2 to the Company’s Information Statement (DEF 14C) as filed with the Commission on April 29, 2005 (Commission File No. 000-28831) and incorporated herein by this reference
^           Filed Herein